                                                                      Exhibit 12

                          NORTEL NETWORKS CORPORATION
  COMPUTATION OF RATIO OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES
                           (MILLIONS OF U.S. DOLLARS)


                                                                                 YEARS ENDED DECEMBER 31,
                                                            -------------------------------------------------------------------
                                                               2001            2000             1999         1998        1997*
                                                            ---------        --------          ------       ------      -------
Earnings (loss) from continuing operations
 before income taxes as reported in the
 consolidated statements of operations                      (27,559.0)       (1,818.0)         319.0        (105.0)     1,076.0


Add (deduct)
 Interest expense - long-term debt                              196.0            86.0           93.0         107.0        119.0
                  - other                                       115.0            83.0           71.0         115.0         38.0

 Interest expense of finance subsidiaries                           -               -              -             -          1.9

 Unconsolidated Subs                                                -               -              -             -          2.7
 1/3 of rental expense on operating leases
  deemed to be interest expense                                 252.0           228.0          185.0         143.0         87.9

 Amortized premiums, discounts and
  capitalized expenses related to indebtedness                    5.0             1.0            1.0           1.0          1.1

 Minority Interest                                                4.0            86.0           26.0          17.0         43.0

 Undistributed earnings of less than
  50% owned associated companies                                134.0            37.3          (38.3)         74.6         54.0
                                                            ---------        --------          -----         -----      -------
Income (loss) as adjusted                                   (26,853.0)       (1,296.7)         656.7         352.6      1,423.6
                                                            =========        ========          =====         =====      =======
Fixed charges:
 Interest expense - long-term debt                              196.0            86.0           93.0         107.0        119.0
                  - other                                       115.0            83.0           71.0         115.0         38.0
 Interest expense of
  finance subsidiaries                                              -               -              -             -          1.9
 Unconsolidated Subs                                                -               -              -             -          2.7
 1/3 of rental expense on operating leases
  deemed to be interest expense                                 252.0           228.0          185.0         143.0         87.9

 Amortized premiums, discounts and
  capitalized expenses related to indebtedness                    5.0             1.0            1.0           1.0          1.1
                                                            ---------        --------          -----        ------      -------
                                                                568.0           398.0          350.0         366.0        250.6
                                                            =========        ========          =====         =====      =======
Ratio of earnings from continuing operations
 to fixed charges                                                  **              **            1.9            **          5.7
                                                            =========        ========          =====         =====      =======


* The computation for the year ended December 31, 1997 has not been restated to reflect discontinued operations.

** The earnings of Nortel Networks Corporation were inadequate to cover fixed charges for the years ended December 31, 2001, 2000 and 1998 by $27,421.0, $1,694.7, and $13.4, respectively.